Exhibit 22(n)(10)

FORM OF SCHEDULE A

TO THE AMENDED AND RESTATED

MULTIPLE CLASS PLAN

Bull ProFund

Mid-Cap ProFund

Small-Cap ProFund

OTC ProFund

Europe 30 ProFund

Mid-Cap Value ProFund

Mid-Cap Growth ProFund

Small-Cap Value ProFund

Small-Cap Growth ProFund

UltraBull ProFund

UltraMid-Cap ProFund

UltraSmall-Cap ProFund

UltraOTC ProFund

UltraJapan ProFund

Bear ProFund

UltraBear ProFund

UltraShort OTC ProFund

Money Market ProFund

Airlines UltraSector ProFund

Banks UltraSector ProFund

Basic Materials UltraSector ProFund

Biotechnology UltraSector ProFund

Consumer Cyclical UltraSector ProFund

Consumer Non-Cyclical UltraSector ProFund

Energy UltraSector ProFund

Dow 30 ProFund

Short Dow 30 ProFund

Short Mid-Cap ProFund

Leisure Goods & Services UltraSector

ProFund

Financial UltraSector ProFund

Healthcare UltraSector ProFund

Industrial UltraSector ProFund

Internet UltraSector ProFund

Oil Drilling Equipment & Services

UltraSector ProFund

Pharmaceuticals UltraSector ProFund

Precious Metals UltraSector ProFund

Real Estate UltraSector ProFund

Semiconductor UltraSector ProFund

Technology UltraSector ProFund

Telecommunications UltraSector ProFund

Utilities UltraSector ProFund and

Wireless Communications UltraSector

ProFund

Asia 30 ProFund

UltraDow 30 ProFund

U.S. Government Plus ProFund

Short OTC ProFund

Short Small-Cap ProFund

Rising Rates Opportunity ProFund

Large-Cap Value ProFund

Large-Cap Growth ProFund

UltraShort Dow 30 ProFund

UltraShort Mid-Cap ProFund

UltraShort Small-Cap ProFund

Rising Rates Opportunity 10 ProFund

U.S. Government 30 ProFund

Date: June 17, 2004